Exhibit 11.1

1 Global Code of Conduct

Contents OUR PURPOSE, BELIEFS AND ASPIRATIONS........................................................................................4 NATURA &CO’S VALUES AND COMMITMENTS ...................................................................................5 COMMITMENT TO OUR PEOPLE.......................................................................................................8 Human Rights....................................................................................................................... ... ..............9 Prejudice and Discrimination............................................................................................................... .10 Harassment and Bullying..................................................................................................................... .10 Health and Safety....................................................................................................................... ... ........11 Alcohol, drugs and weapons.................................................................................................................12 COMMITMENT TO OUR BRAND........................................................................................................13 Public Relations.................................................................................................................... ... .............14 Social Media........................................................................................................................ ... ..............15 Responsible Marketing.................................................................................................................... ... ..15 COMMITMENT TO OUR INFORMATION & ASSETS..............................................................................16 Preservation and proper use of Natura &Co Assets................................................................................17 Natura &Co’s Information and Intellectual Property..............................................................................18 Conflict of Interests.................................................................................................................... ... .......20 Travels, meals and other expenses........................................................................................................21

Gifts, presents and other offers....22
Contracting Suppliers....22
Accounting Books & Records....23
Fraudulent Behaviour....24

COMMITMENT TO OUR COMMUNITIES....25
Environment....26
Donations....27
Relationship with our Communities....27

COMMITMENT TO ETHICS IN BUSINESS....28
Compliance with Anti-Corruption Laws....29
Relationship with Public Officials....30
Compliance with Anti-Money Laundering Laws....31
International Trade....31
Compliance with Data Protection Laws....32
Compliance with Anti-trust Laws....32
Third-Party Due Diligence....33

ETHICS LINE AND DISCIPLINARY MEASURES....34

PURPOSE To nurture beauty and relationships for a better way of living and doing business. BELIEFS We are passionate agents of change. We build relationships based on transparency, collaboration and diversity. We are committed to integrity and hold ourselves accountable. We find the courage to challenge the status quo and go beyond. We honour and respect the interdependent nature of all things. ASPIRATION We will dare to innovate to promote positive economic, social and environmental impact.

5 Natura &Co’s Values and Commitments

Natura &Co’s Values and Commitments 6 “To nurture beauty and relationships for a better way of living and of doing business” In 2018 , Natura, Aesop and The Body Shop joined forces as Natura &Co, a global, purpose - driven, multi - channel and multi - brand beauty group, with a common commitment to sustainable and ethical business practices . In 2019 , Avon joined the group and together we are building the best beauty group FOR the world! As we expand our global presence, it is imperative that we stay true to our beliefs in the power of transformation, collaboration, transparency, diversity and of the interdependent nature of everything and everyone . These beliefs have guided us to where we stand today, while ensuring that the values of sustainability and integrity are embedded in all our decisions and interactions . Those values must be part of all our activities : they are in the products we make and in the way we engage with our associates and external stakeholders . Our sustainable purpose drives us into being a company that is the best for the world, positively impacting the lives of people and companies around us, generating prosperity through our environmental, ethical and transparent business practices . This is our commitment to nature, to the world we live in, to our associates and to our society . We are all responsible for building the Natura &Co we want . This construction is a collaborative process, based on our interaction with our colleagues, independent consultants, franchisees, customers, suppliers, communities and other stakeholders . As such, we look for accountable associates with an entrepreneurial spirit, who dare to innovate, are motivated and committed to sustainable development, as well as to our values and the five pillars of our Global Code of Conduct (“Code”) : Commitment to our People, Commitment to our Brand, Commitment to our Information & Assets, Commitment to our Communities, and Commitment to Ethics in Business . Our Code, as the foundation of our successful business relationships and positive impact on society, is applicable to all Natura &Co associates, as well as our Board of Directors members, and should provide clarity and serve as a guide on how to act as a Natura &Co associate in a variety of topics and situations .

Additionally, this Code, which is drawn from internationally recognized standards and frameworks, including the United Nations (UN) Universal Declaration of Human Rights and the International Labour Organization (ILO), lays out the minimum standards to be met by you, as well as our expectations regarding your compliance with applicable local and international laws, rules, regulations and official requirements, including, but not limited to : human rights ; prejudice and discrimination ; health, safety and the environment ; contracting of suppliers ; conflict of interests ; anti - corruption ; anti - money laundering ; anti - trust ; information security and data protection . As a Natura &Co associate, you must also comply with all our internal policies and procedures and ensure that processes are followed to deliver innovative and effective products and services, compliant with quality and safety standards required by local and international laws, regulations and standards . You must also participate in all training allocated to you by Natura &Co which cover these policies and procedures . We also expect our suppliers, contractors, franchisees, agents and distributors (herein collectively referred to as “Suppliers”), to conduct their business with transparency and integrity, and to be committed to the highest standards of ethical conduct and environmental practice, as detailed in your Group Supplier Code of Conduct, available on Natura &Co’s website, and Avon’ Supplier Code of Conduct available on Avon’s website . We have a zero - tolerance policy towards human rights infractions and corruption in any form . Violations related to these matters, or any other principles defined in this Code, will result in disciplinary measures to the individuals at fault . We encourage you to report possible breaches of this Code ; we provide mechanisms for such reports to be made anonymously and treated confidentially to the extent permitted by law and according to our internal policies and applicable local legislations . We count on you to ensure that the way we conduct business continues to demonstrate the positive changes we hope to see in the world and to mobilise people and businesses in different geographies aligned with the same purpose : To nurture beauty and relationships for a better way of living and of doing business . Roberto Marques 1 For further details, please refer to https:// www.ohchr.org/EN/UDHR/Documents/UDHR_Translations/eng.pdf 7

8 Commitment to Our People

Commitment to Our People 9 As a Natura &Co associate (Natura, Aesop, The Body Shop and Avon, when mentioned individually, are described as a “Group Company”), you are responsible for the quality of your business relationships and for the work environment around you . The following topics describe our commitment to our associates, and the values we expect that will guide your interaction with your colleagues, suppliers and other third parties, including customers . Human Rights We support the principles contained in the United Nations Universal Declaration of Human Rights and the Declaration on Fundamental Principles and Rights at Work of the International Labour Organization . We believe that respect for human rights should be ensured to our associates and all individuals who interact with Natura &Co . In this sense, our policies and procedures are aimed to : 1. Provide zero - tolerance towards slave and child labour. 2. Provide job offers that are fair, equal and in accordance with local laws. 3. Promote diversity and offer equal and fair opportunities to all. 4. Promote a workplace free from harassment, bullying, prejudice and discrimination. 5.Enable freedom of association to our associates. 6. Provide decent and safe working conditions. “Third Party” : is any individual or legal entity with whom Natura &Co does business, with no corporate, executive or direct employment re - lationship with Natura &Co, including franchisees and Suppliers of goods and services .

Prejudice and Discrimination We are committed to providing a non - discriminatory and gender equitable workplace, by treating all associates in a fair manner . As such, we aim to provide equal opportunities to all job applicants and associates and will not tolerate any form of prejudice or discrimination in the treatment of our people, including when hiring, compensating, and training . We expect you to treat everyone with respect and to promote diversity in our work environment . We will not tolerate any form of discrimination, humiliation, intimidation, exposure to ridicule, hostility and embarrassment in our work environment, whether it is based on race, caste, nationality, religion, age, retirement, disability, gender, marital status, sexual orientation, health condition, pregnancy, union membership, political affiliation or other characteristics protected by law . Harassment and Bullying We aim to provide a workplace where everyone is treated with dignity, equality and respect at all times . As such, we will not tolerate any associate , independent consultant, franchisee, supplier, visitor, customer or anyone at our workplace to be subjected to or threatened by any form of : (i) physical abuse or discipline, (ii) bullying or harassment, including but not limited to, sexual, physical and verbal harassment, (iii) intimidation, humiliation or degradation, or (iv) unreasonable behaviour by an individual or group that creates a risk to another worker’s health and safety, whether this be intentional or not . We have a zero - tolerance policy for sexual harassment, which is a crime in many countries. 2 For further details, please refer to https:// www.ohchr.org/EN/UDHR/Documents/UDHR_Translations/eng.pdf 3 For further details, please refer to https:// www.ilo.org/declaration/lang -- en/index.htm “Harassment” is any unwanted, un - welcome, or uninvited behaviour in circumstances in which a reasonable person, having regard to all the cir - cumstances, would have anticipated that the person harassed would be humiliated, intimidated or offended . 10 “Sexual Harassment” consists of em - barrassing and pressuring the victim with the actual or perceived purpose of obtaining sexual advantages or favours, taking advantage of one’s professional context or influence, re - gardless of position or function .

11 Legitimate, reasonable and constructive criticism of an associate’s performance or behaviour, or reasonable instructions given to associates during their employment, will not amount to bullying in its own right . Health and Safety We seek to promote a safe and healthy environment for our associates, suppliers, visitors, independent consultants, franchisees, customers and the society as a whole. We expect you to follow all our policies and procedures related to health and safety . If you identify any situation that threatens yours or anyone else’s physical integrity, you should communicate this to your manager, E&C, your local Health & Safety or Human Resources departments (or the responsible department according to your Group Company structure) . Similarly, if you find yourself in a situation where you think there is a risk to your health and safety, you should exercise your right of refusal, and immediately inform your manager, E&C, your local Health & Safety or Human Resources departments (or the responsible department according to your Group Company structure) . “Workplace” includes office premises, clients’ premises, work related functions such as staff drinks or parties, off - site conferences or client events . “Unreasonable behaviour” means behaviour that a reasonable person, having regard to all the circumstances, would see as unreasonable, including behaviour that is victimizing, humilia - ting, undermining or threatening .

12 Alcohol, drugs and weapons We are dedicated to the safety, health and well - being of all our associates and stakeholders . As such, and to ensure a calm and respectful work environment, we have established rules for the use of alcohol and drugs, and the possession of weapons in our facilities . Under no circumstances are you allowed to work under the influence of alcohol or drugs . Only in formal and authorized work events or when representing Natura &Co at external events , you do have the permission to consume alcohol moderately and responsibly . You do not have the permission to smoke or vape on our premises outside of designated smoking areas . The possession, purchase or selling of illegal drugs or controlled drugs is also prohibited at any of Natura &Co’s premises and when conducting business on Natura &Co’s behalf . You do not have the permission to store or carry any type of weapon on our premises or when representing Natura &Co, unless this is a core part of your role and you have the required permission to do so . Please read and adhere to the principles in your Group Company’s workplace behaviour or related policy . For further information, please consult your local Human Resources and/or your Ethics & Compliance departments .

13 Commitment to Our Brand

Commitment to Our Brand As our associate, you represent Natura &Co . As such, we expect you to uphold the reputation of Natura &Co’s brand, and that of our Group Companies . The following requirements represent the minimum practices and standards we expect our associates to follow : Public Relations We have procedures in place to mitigate the risk and identify/deter potential violations related to the protection of Natura &Co’s brand and Group Companies’ brands and expect you to follow our internal policies and procedures . As a Natura &Co associate, you are expected to interact in an honest, precise and respectful manner towards all our stakeholders, and you may not speak directly to journalists, communications or government professionals, or at any other forum, on behalf of Nat - ura &Co, without prior permission and orientation from our Legal Department or Corporate Affairs Department (or the responsible department according to your Group Company structure) . In the following situations, you must also obtain prior permission from your local Legal or Ethics & Compliance departments and from your manager : (i) if you participate in trade or industry association meetings or benchmarking meetings with our competitors, (ii) if you want to include, or someone requests you to include, Natura &Co information in an academic lecture or paper, congress or any form of presentation to external stakeholders ; (iii) participating in any public event/ interaction on behalf of Natura &Co or a Group Company . 4 The same standard of behaviour that is expected of you whilst at work applies to work related events . In particular, you should (among other things) (i) drink alcohol responsibly ; (ii) behave appropriately at all times ; (iii) be responsible for any activities that precede or follow official events ; (iv) discourage anyone from driving under the influence of alcohol and dru - gs, especially if you are responsible for the organizations of these events ; and (v) in the unlikely event of an issue arising, notifying your manager to take appropriate and timely action . 14

15 Social Media You may not post any content on any social media platform concerning Natura &Co without prior permission and guidance from your manager and Corporate Affairs Department (or the responsible department according to your Group Company structure), unless such posting is part of your role as a Natura &Co associate, or has been prepared by Natura &Co’s responsible departments to be shared freely by any associate . As a Natura &Co associate , when online, you must comply with all Natura &Co policies, including policies on confidentiality, data pro - tection/privacy, and intellectual property . When posting content in your personal capacity you are expected to make it clear that you are not speaking on behalf of Natura &Co or any of the Group Companies, unless authorised to do so . We also expect you to always act with discretion and exercise good judgement on social media, always interacting with others in a lawful and respectful manner . Responsible Marketing We are committed to advertising and marketing our products honestly and fairly . Therefore, when working on activities which impact Natura &Co’s advertising and marketing, you must ensure that adequate pro - cesses are in place and are followed, so that we comply with all applicable local and international laws (including fair competition and anti - trust laws), regulations and standards related to marketing and advertising, do not present misleading information in our marketing or advertising materials, and respect others’ intellectual property .

16 Commitment to Our Information & Assets

Commitment to Our Information & Assets 17 The following requirements represent the minimum practices and standards we expect our associates to follow: Preservation and proper use of Natura &Co Assets You are responsible for your workspace and for the proper use of Natura &Co’s assets and resourc - es at your disposal, whether material or intellectual . You must also avoid any unnecessary waste and business expenses, respecting the principles of sustainability that guide our businesses . The use of any of our assets or other resources, including any equipment, supplies and tools pro - vided to you by Natura &Co, particularly those carrying Natura &Co’s brand elements (or the brand elements of any of its Group Companies), such as Natura &Co’s logos, fonts, colours and others, should be done with due care and must comply with the rules established by Natura &Co or your Group Company . All Natura &Co electronic systems and devices should be used appropriately and are not to be used for games, the exchange of illegal content, or any other improper purpose . You may use our electronic systems and devices for personal matters provided this use does not impact upon your work responsibilities and is always in compliance with internal policies and procedures . For further information, please consult your local Information Security (or the responsible department ac - cording to your Group Company structure) and/or Ethics & Compliance departments . “Company assets” : all assets owned, held by or used by Natura &Co, in - cluding, but not limited to materials such as real estate, furniture, vehi - cles, systems, equipment, utensils, appliances, documents, raw mate - rials, products, financial resources (such as company time), information designed or developed at work, infor - mation system and intellectual pro - perty .

18 Natura &Co’s Information and Intellectual Property We comply with all applicable local and international laws, regulations and standards related to information security, the use of confidential and privileged information, as well as intellectual property rights regarding Natura &Co’s brand, trademarks, copyrights, patents and industrial designs . As such, we have policies and procedures in place to mitigate the risk and identify/ deter potential violations related to these matters and expect you to follow these policies and procedures, including, but not limited to, each Group Company’s Policy . a) The misuse of Insider Information As a Natura &Co employee, you may come across confidential, restricted, privileged and/or relevant information, which could influence an investor’s decision to buy or not to buy, to sell or to keep Natura &Co securities . You cannot use for your own benefit, or that of Third Parties, intentionally or not, any of Natura &Co’s, our Group Companies’ or any other confidential, restricted, privileged and/or relevant information to which you have had formal or informal access when acting in your role on behalf of Natura &Co, notably when trading securities . For further information, please consult your Group Company’s insider trading policy, and your local Ethics & Compliance Department. b) Information security As an associate, you are responsible for complying with your Group Company’s policies and procedures and ensuring third parties you engage do so too, when you process, copy, collect, transfer, share and work on data, including personal information or confidential information . This rule covers information written or stored in our electronic systems and any other associated means (such as pen drive, external disk, virtual storage, CD / DVD, among others) . “Confidential information” : is any in - formation, event or circumstance re - lated to the business or relationships of Natura &Co or any Group Com - pany, to which the associate has had access to during the performance of their role, or which the supplier or the partner has had access to during the contractual relationship . “Inside Information” : means any infor - mation not yet disclosed to the market, or partially disclosed, which may in - fluence the quotation of securities of the Natura &Co Group Company(s) and that may influence investors’ decision to buy, sell or hold them, or to exercise rights inherent in their title . Therefore, Privileged and/or Insider Information may not be used by associates or Third Parties in any circumstance, even after termination of employment or con - tractual relationship with Natura &Co .

19 Furthermore, information is an invaluable asset . In the event of improper disclosure of information, Natura &Co’s reputation could be put at risk, and we may be implicated in a breach of the duties of trust and confidentiality by us or our Suppliers, that may subject us to administrative, civil and criminal penalties . A non - exhaustive list of rules and behaviours that contribute to keeping Natura &Co’s information safe includes : • You are not allowed to use any electronic systems to share confidential information of Natura &Co, unless you are authorised to do so for professional purposes and a non - disclosure agreement has been put in place as required. • You should be careful when creating or sending any business records ensuring this is completed securely. • You should also comply with all of your Group Company’s records’ management policies, including those regarding document classification and retention. • You must not, under any circumstances, provide anyone undue access to information, tools or resources under your control or responsibility. In this sense, you must use formal communication channels when conducting business. For example, you should use secure e - mails from your Natura &Co account during discussions regarding contract negotiations with suppliers, instead of communicating via WhatsApp or other similar means of communication. • You must not, except with prior written consent to do so, share access to your individual company e - mail inbox with any other associates or third parties. • You must not use the credentials (i.e. logins, passwords or identification badge) of your colleagues. This data is personal and/or confidential, and non - transferable, and as a result each associate is responsible for its custody, confidentiality and maintenance. • You should lock your computer whenever you leave your workstation, so that others are not able to access information that is on your computer. • You are not allowed to install any software on your work computer including “pirate”, portable or executable software or freeware. Any software installed on your work computer must be approved and installed by your local technology team or our authorised suppliers. If you are ever given access to or disclose confidential or personal information without prior authorization to do so, you must report this immediately to your local Information Security Department (or the responsible team according to your Group Company structure), to your Group Company’s Helpline,or through your Group Company’s incident management process .

20 For further information, please consult your local Risk and Internal Controls Department (or the responsible team according to your Group Company’s structure) . Conflict of Interests A Conflict of Interest is an actual or perceived conflict that may arise when your personal, family, social or political relationships and activities interfere with, or have potential to interfere with, your responsibilities and duties to Natura &Co . You must avoid any actual or perceived Conflict of Interest between your personal interests and the interests of Natura &Co and must not use your position within Natura &Co to obtain undue advantages or benefits, directly or indirectly, for yourself, any other business or person related to you, or any other third party . Common examples of conflicts of interest may include: • Having another occupation outside of your role at Natura &Co that negatively affects your performance or interferes with your functions as a Natura &Co associate ; • Not seeking approval before acting as member on the Board of Directors of any organization or working as a consultant, advisor, management or executive of any organization as directed in The Natura &Co or your Group Company’s conflicts of interest’s policy ; • Working in any of the physical retail stores of any individual Group Company and engaging in consultancy activities for any Natura &Co brand without seeking approval from your Group Company ; • Owning or investing in franchises of any Natura &Co Group Company ; • Using confidential or inside information for your own benefit or that of a Third Party ; • Receiving any personal benefit from a supplier, client, competitor or any other organization trying to engage in business with Natura &Co or any Group Company ; • Hiring a supplier at Natura &Co in which you have a direct or indirect non - disclosed financial interest ; You must report all Conflicts of Interests, actual or perceived, or pursuant to your Group Company’s disclosure process, and promptly report to your local Ethics & Compliance Department, at any time you identify a new Conflict of Interest . While the existence of a perceived Conflict of Interest does not necessarily characterize a problem, not reporting it does .

21 • Hiring or having a direct or indirect reporting line to a family member or with someone with whom you have a close or emotional relationship ; • Getting involved with or performing activities that compete, or would appear to compete, with the interests of Natura &Co or that of any individual Group Company ; • Not keeping your personal political activities separate from your activities at Natura &Co or any individual Group Company, including using company assets and resources, and providing direct or indirect political contributions for this purpose ; • Not reporting immediately any actual or perceived Conflict of Interest that you have identified . For further information, please consult your Group related parties transactions and management of conflict of interests and conflict of interests policies and your local Ethics & Compliance Department. Travels, meals and other expenses Travel, meals and other expenses necessary for the performance of your professional activities must be appropriately approved, have a business purpose, comply with our policies and procedures and cannot be characterized as an actual or perceived conflict of interest or be in return for an improper advantage . You are responsible for the record keeping and accuracy of the information in expense reimbursements and advance payment requests . You are not allowed to pay for travel, meals and other expenses to Public Officials 5 without a prior written approval from your local Ethics & Compliance Department . Natura &Co allows associates to offer to or receive meals from Third Parties, provided that those meals are (i) related to the active performance of business, (ii) without the intention to unduly influence any commercial decision, and (iii) that the amount does not exceed the limits set out in your Group Company’s gifts, presents, entertainment, travel and hospitality policies . Report actual or perceived Conflict of Interests directly to your Ethics & Compliance team or by sending an email to : Aesop disclosure@aesop.com Natura disclosure@natura.net The Body Shop disclosure@thebodyshop.com _ For Avon, visit The Integrity Helpline: integrityhelpline.avon.com

22 Gifts, presents and other offers Gifts, presents and other offers between Natura &Co and suppliers, such as any form of entertainment or hospitality, must be appropriate and with a reasonable value (i . e . not excessive under the circumstances and in compliance with the threshold amount defined in your Group Company’s policy(ies)), have a legitimate business purpose, be infrequent and comply with our policies and applicable local laws . Under no circumstances should such offers intend or appear to influence any kind of decision - making by Natura &Co and/or our suppliers . You may not give gifts, presents and other offers to Public Officials without a prior written approval from your local Ethics & Compliance Department . If you work in the Procurement Department or you are directly responsible for contracting with a supplier, you must advise suppliers not to offer gifts, presents, travel, entertainment and hospitalities, and you may not, under any circumstance accept any gifts, presents or any other offers from our suppliers . If this occurs, you must kindly return the offer to the supplier, raffle it for charity or share it among your colleagues as appropriate . Samples or products may be given to customers, journalists and other business contacts for legitimate business purposes, and do not count as gifts, but you may only give away samples or products if authorized to do so . Similarly, receiving product samples from potential suppliers for legitimate business purposes is permitted, and these are not considered as gifts or presents . E&C pre - approval is still required if you are giving samples or products to government officials including stated owned media . For further information, please consult your Group Company’s policy on gifts, presents, entertainment, travel and hospitality, your Group Company’s anticorruption policy . d your local Ethics & Compliance Department . Contracting Suppliers We consider our cooperation with suppliers to be essential in our journey towards a positive social and environmental impact . However, if we engage with suppliers who do not operate in a manner that is consistent with our values and approach to integrity, responsible sourcing, quality and supply chain management, this may also put our brand and resources at an unacceptable level of risk .

23 As such, we expect you to follow our internal policies and procedures to safeguard Natura &Co’s values, interests, and image when contracting a supplier . You must comply with local labour laws, practices and standards, and your Group Company’s Procurement and Third - Party Due Diligence policies and procedures . The same conditions apply if you want to contract a former employee or former service provider as a supplier . You can hire a former employee, if applicable local laws are respected and the former employee was not dismissed for due cause or for non - Compliance issues, and only after consulting their previous manager (when possible), and your local Human Resources Department . Our suppliers are expected to operate ethically and in accordance with your Group Company’s Supplier Code of Conduct and all applicable laws and regulations, including anti - corruption laws . . As such, we expect you to report any situation of potential violation of your Group Company’s Supplier Code of Conduct by one of our suppliers . These reports will be assessed, and the names of the complainants will be kept confidential to the extent permitted by law . For further information please refer to your Group Company’s Supplier Code of Conduct, your Group Company’s anti - corruption policy, your Group Company’s contract policies and your Legal and/or Ethics & Compliance departments . Accounting Books & Records We are committed to ensuring that all Natura &Co assets, liabilities, transactions and other activities with actual or potential financial impact are recorded in reasonable detail to enable the transaction to be identified, as well as accurately and fairly reflected in the accounting books, records and respective accounting periods, in accordance with all applicable legal and accounting requirements . You are responsible for ensuring that any Natura &Co document produced under your responsibility, notably our financial reports and certifications based on them, comply with these requirements and are maintained in accordance with our internal policies and procedures, local laws, practices and standards . If required, you must assist with all internal or external audits, internal or external investigations, or requests from the Legal Department (e . g . regarding participation in a lawsuit or government investigation) . For further information, please consult our Global Integrity Policy for the Prevention of Corruption, other global and local accounting policies and procedures, and your local Legal and/or Ethics & Compliance departments .

24 Fraudulent Behaviour The improper use of Natura &Co’s assets, information and resources is unacceptable and may be considered fraud if any employee intentionally changes, omits, manipulates or falsifies any information or situation resulting in an unfair and/or illegal advantage or disadvantage of any kind . Examples of fraud include, but are not limited to : • deliberate falsification or misrepresentation of accounting books and records, as well as other documents; • signing documents without authorization or power of attorney; • personal use of Natura &Co’s financial resources; • presenting notes, receipts and vouchers that do not correspond to the services rendered or contracted; • providing false information about worked hours with the aim of receiving a higher salary or avoiding disciplinary measures for unethical purposes; • presenting false medical receipts. For more information, please consult your Group Company’s anticorruption and accounting policies and procedures and your local Legal and/or Ethics & Compliance departments .

25 Commitment to Our Communities

Commitment to Our Communities 26 You will conduct your business activities on behalf of Natura &Co with a commitment to promoting a positive economic, social and environmental impact . The following requirements represent the minimum practices and standards we expect our associates to follow : Environment At Natura &Co, our ambition is to innovate and promote positive social, economic and environmental impact in the world . As such, we are constantly pursuing ways to reduce our environmental impact and helping our suppliers, communities and other third parties to do the same . In this direction, we have stepped up our commitment to fight the climate crisis, becoming one of the leading companies that signed the United Nations “Business Ambition for 1 . 5 ƒ C : Our Only Future” campaign . Together with other industry partners, we pledged to support the 1 . 5 ƒ C limit to global temperature rise above pre - industrial levels, reaching net - zero emissions by 2050 . Together, we also have a louder voice to promote fair - trade, empower women and end animal testing in the cosmetics industry . As a Natura &Co associate, you must always comply with all applicable local and international environmental laws and regulations . You must also comply with all of your Group Company’s internal policies and procedures and ensure that processes are in place to hold all local and international permits required to operate and that proactive measures are adopted in our operations to reduce our impact on the environment and natural ecosystems . Examples of such measures include, but are not limited to, implementing and promoting practices to protect and regenerate natural ecosystems that are impacted by our business activities, reduce our waste generation, energy and water consumption, as well as reduce the impact of our formulas and packaging on the environment – considering Natura &Co regulatory policies for human and environmental safety . We should also continuously strive to reduce our carbon emissions throughout our value chain and in all our daily activities .

27 Donations and Charitable Contributions Our vision is that our business should drive positive transformation in society . As a Natura &Co associate, we expect you to promote initiatives, where appropriate and as part of your role, including donations that will sustain our future development and that are aligned with our values and commitments . You should seek approval from the appropriate level of management (or by an independent Board approved by management), and seek approval and guidance from your local Legal, Ethics & Compliance or Controllership teams prior to making any donations or contributions . as required by your Group Company’s policy . All donations to politicians, political election campaigns, parties or candidates for public office on Natura &Co’s behalf are forbidden, unless an exceptional approval has been obtained from the Ethics & Compliance Department . For further information, please consult your Group Company’s policy on donations and charitable contributions, your Group Company’s anticorruption policy and your local Ethics & Compliance Department . Relationship with our Communities We are committed to the empowerment of our communities, located all over the globe . As a Natura &Co associate, you should contribute to the implementation of projects and strategies that improve the wellbeing of these communities, where appropriate and as part of your role . When working with local communities, you must also comply with all our internal policies and procedures and ensure that the rights of these communities are respected with the environmental and social impacts of our business . For further information, please consult your local Sustainability (or the responsible department according to your Group Company structure) and/ or Ethics & Compliance departments .

28 Commitment to Ethics in Business

Commitment to Ethics in Business 29 You will conduct your business activities on behalf of Natura &Co with transparency, integrity and commitment to the highest standards and practices of ethical conduct and shall not be involved in unlawful activities or conduct . We acknowledge and comply with different laws in all locations where we operate . Therefore, this Code shall not derogate from local laws . In case of an inconsistency, you will comply with this Code’s standards only when these are more demanding than the applicable laws and regulations . If you have any questions or if you are not sure what laws are applicable to you and your location, please contact your Legal Department for assistance. While it is a tremendous effort for anyone to know all aspects of every applicable law, the following requirements represent the minimum practices and standards, which we expect you to meet in this regard : Compliance with Anti - Corruption Laws We have a zero - tolerance policy for any form of public or private corruption including, but not limited to, bribery, embezzlement, extortion, illegal settlements and facilitation payments by our associates or third Parties in the conduct of our business . You will comply with all applicable local and international laws, regulations and standards related to anticorruption matters in the locations where we do business, including the Brazilian Clean Company Act, the United Kingdom Bribery Act, the Australian Criminal Code Act (and other applicable local laws) and the Foreign Corrupt Practices Act (FCPA) . These requirements are covered in your Group Company’s anticorruption policy . “Bribery” : means any payment offer, promise or authorization regarding any inducement to any Public Offi - cial or person related thereto, inclu - ding any individual or legal entity in the private sector, if the inducement is intended to influence the recipient to unduly use their position or duty to obtain or keep an undue business advantage for their own or any third party’s benefit . “Facilitation Payments” : are face value payments to Public Officials in a low hierarchical position to speed up a court or administrative procee - ding that a Group company may be a party to, or “facilitate” routine go - vernmental actions over which the Public Officials have no discretionary power . Examples of routine non - dis - cretionary actions may include the supply of police protection, granting of licenses, permits or public servi - ces, or customs clearance services .

30 As an associate or with or through any third party acting on behalf of Natura &Co, you are prohibited from engaging in any corrupt activity and from offering, promising, providing or authorizing, directly or indirectly, any person to give money or anything of value to a Public Official or any individual or private entity, with the purpose of obtaining or retaining any improper advantage . For further information, please consult your Group Company’s anticorruption policy and your local Ethics & Compliance Department . Relationship with Public Officials You must follow our internal policies and approval requirements when giving anything of value to Public Officials on behalf of Natura &Co . A ‘thing of value’ includes, but is not limited to the offer of gifts, presents, travel, entertainment, jobs and other offers . Current or former Public Officials will only be hired if local laws and regulations are rigorously followed (including, but not limited to, the required quarantine period), the required approvals have been obtained, and there is no actual or perceived Conflict of Interest . Additionally, before hiring Public Officials, you must consult your local Ethics & Compliance team . For further information, please consult your Group Company’s anticorruption policy, your Group Company’s Conflicts of Interests Policy and your local Legal and/or Ethics & Compliance departments . Compliance with Anti - Money Laundering Laws We comply with all local and international anti - money laundering laws, regulations and standards applicable to the locations we operate in and have procedures in place to mitigate the risk of money laundering activities, and to identify and deter any irregularities . All our associates must strictly comply with all laws and regulations related to this matter, and act to effectively prevent and monitor the direct or indirect occurrence of such practices in Natura &Co’s business chain .

31 You should be aware of red flags such as: • purchase requests that are not aligned with the supplier’s usual business activity; • requests for large payments in cash or other unusual payment methods; • request for cash transfer, or • other forms of payment, to countries that are not included in the business agreement. International Trade We comply with the laws that regulate trade and the sanctions that limit our ability to deal with certain countries, entities and individuals. Our Role: • we comply with trade regulations in the markets in which we do business; • we comply with all import and export laws that regulate the transfer of products, information, technologies and services, including licensing and customs requirements; • we act in accordance with economic sanctions and embargoes that prohibit or restrict with certain countries, entities and individuals. For further information, please consult your local Legal and/or Ethics & Compliance departments . Compliance with Data Protection Laws We comply with data protection laws in all of the markets in which we do business, including, but not limited to, the Brazilian Data Protection Law, the Data Protection Act 2018 (UK), the EU General Data Protection Regulation (GDPR) and the Australian Privacy Act 1988 (Cth) . We are committed to complying with the principles applicable to the protection of personal data in accordance with these laws . “Money Laundering” : is the process by which someone converts funds obtained from illegal activities into funds that appear to be legitimate .

32 We will only use personal data in accordance with the legitimate purpose for which it was obtained and the applicable privacy notices . You are responsible for complying with all confidentiality and data protection rules of Natura &Co, observing all applicable local and international laws, regulations and standards, honouring privacy, and keeping secure the personal data you have access to, during your job . For further information, please consult your Group Company’s data privacy/protection policy, Information Security and/or your local Ethics & Compliance departments . Compliance with Anti - trust Laws We comply with fair competition laws as we conduct our business ethically and do not use unfair practices to win any business and seek to promote free competition in the markets in which we operate . As such, we condemn and seek to prohibit any anti - competitive conduct and abusive practices that may constitute unfair competition and/or economic violations, seeking to always be transparent and fair . Violations of fair competition and anti - trust laws may result in severe penalties for Natura &Co and our associates . As a Natura &Co associate , you must: • Comply with all applicable fair competition and anti - trust laws; • Use legitimate means to obtain information about our competitors; • Respect the confidential information and intellectual property rights of our competitors and other Third Parties; and • Obtain the approval of Legal in the case of corporate operations (e.g. mergers, acquisitions and joint ventures, or other associative agreements). For further information, please consult your local Legal and/or Ethics & Compliance departments. Third - Party Due Diligence When contracting or renewing a contract with a supplier or third party, you must perform third - party due diligence or audit when required by your Group Company’s policy or risk assessment process, to ensure that the supplier or third party is not engaged in unlawful behaviour, or in actions that violate your Group Company’s Supplier Code of Conduct .

33 Subject to risk assessment, due diligence must also be undertaken as part of any initial acquisition or investment proposal or decision to identify any apparent significant exposure to bribery - related risks. For further information, please consult your local Legal and Ethics & Compliance departments.

34 Ethics Line and Disciplinary Measures

35 Ethics Line and Disciplinary Measures You are expected to ask questions, raise your concerns and report, in good faith, any suspected irregularities related to the principles of this Code to your direct supervisor ; E&C, HR, manage - ment and/or to our Natura &Co Ethics line or your Group Company’s helpline, as well as encoura - ge your direct reports to speak out . The Natura &Co Ethics line and Avon’s Integrity Helpline both ensure the security, confidentiality and preservation of the identity of all complainants to the extent permitted by law . Retaliations of any kind against a complainant or those involved in an investigation are not permitted . All in - formation will be shared only as required by law . The outcomes may be shared with involved parties, when deemed applicable and as required by law. Where relevant and appropriate, investigations may be carried out by relevant third parties. Violations of the principles defined in this Code may result in disciplinary measures, including, but not limited to, verbal and written warnings, temporary suspensions and termination of employ - ment, depending on the seriousness of the violation . Falsely reporting breaches can also result in disciplinary actions . If the alleged violations constitute a crime, the relevant authorities will be notified, without preju - dice to the other outcomes described above. For further information regarding how to contact our Natura &Co Ethics line or Avon’s Integrity Helpline, please consult your Group Company’s intranet page. “Retaliation” : means any direct or indirect action that punishes an indi - vidual for supporting Natura &Co or our Group Companies’ ethical values, policies and procedures which can include any action that affect some - one from performing their job (e . g . unjustified exclusion from work me - eting and projects, discrimination, bullying, harassment, or punishing someone for reporting a complaint) .